  EXHIBIT 99.1

Laser Photonics Appoints Troy Parkos to its Board of Directors

Brings deep experience managing large industrial distribution networks

In combination with recent CFO hire, outstanding NASDAQ compliance items have been addressed

Orlando, FL August 17, 2023 – Laser Photonics Corporation (NASDAQ: LASE), (“LPC”), a leading global developer of CleanTech laser systems for laser cleaning and other materials applications, today announced Troy Parkos has been appointed to its board of directors, effective immediately. He will also serve as a member of the Company’s audit committee.

Wayne Tupuola, CEO of Laser Photonics commented: “I’d like to welcome Troy to the Laser Photonics board of directors. Troy brings significant experience as the lead regional executive for the largest region at Fastenal, a $7 billion industrial supply company that sells to OEMs, manufacturers and MRO customers. We believe his experience working with the procurement processes and supply chains of Fastenal’s customer base, as well as with large industrial distribution channels will be invaluable to LPC as we look to expand our CleanTech laser blasting pipeline and convert leads to orders. We’re excited to work with him.”

Parkos commented, “I’m pleased to join the Laser Photonics board, and leverage my wealth of experience  working with industrial companies across a number of verticals. I see the huge potential LPC has in the years to come as it addresses the significant opportunity to disrupt existing corrosion controls processes with its CleanTech systems. I look forward to working with my peers on the board and Wayne and his team to create a successful organization for shareholders.”

Parkos has spent the past 26 years at Fastenal Company, progressively increasing responsibilities within sales and territorial executive roles. He currently has P&L  responsibility for the entire Midwest Region of Fastenal, encompassing nearly 1000 employees.

Parkos holds bachelor’s of science degree in industrial technology management with a minor in sales and management from the University of Wisconsin-Platteville, where he graduated Magna Cum Laude.

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Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s plans, prospects, potential results and use of proceeds. These statements are based on current expectations as of the date of this press release and involve several risks and uncertainties, which may cause results and uses of proceeds to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, those described under the caption “Risk Factors” in the Registration Statement. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release except as required by applicable laws or regulations.

About Laser Photonics Corporation

Laser Photonics is a vertically-integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. LPC seeks to disrupt the $46 billion, centuries old, sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. LPC’s new generation of leading-edge laser blasting technologies and equipment also addresses the numerous health, safety, environmental, and regulatory issues associated with the old methods. As a result, LPC has quickly gained a reputation as an industry leader for industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aerospace, automotive, defense, energy, industrial, maritime, space exploration and shipbuilding industries are using LPC’s “unique-to-industry” systems. For more information, visit www.laserphotonics.com.

Investor and Public Relations Contact:

laser@haydenir.com

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